                                                                     Exhibit 3.1

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 04/01/1996
                                                          960093679 - 2162526

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                AP HOLDINGS, INC.

            (Originally incorporated on June 2, 1988 under the name AP Holdings, Inc.)

            FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                                AP Holdings, Inc.

            SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 30,000 shares, of which 20,000 shall be Common Stock, $.01 par value (the "Common Stock") and 10,000 shares shall be preferred stock, $.01 par value (the "Preferred Stock").

            A. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

            B. Preferred Stock.

            The Preferred Stock may be issued from time to time in one or more series.

            1. Series A Cumulative Preferred Stock. Of the total number of shares of Preferred Stock authorized, 3,000 shares shall constitute a series of Preferred Stock of the Corporation, to be presently designated and known as "Series A Cumulative Preferred Stock" (the "Series A Stock").

            (a) Rank. The Series A Stock shall, with respect to dividend rights and rights on liquidation, rank (i) junior to, or on a parity with, as the case may be, any other series of the Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to, or on parity with, as the case may be, the Series A Stock with respect to dividend rights and rights on liquidation, and (ii) prior to any other equity securities of the Corporation, including all classes of the Common Stock of the Corporation. (All of such equity securities of the Corporation to which the Series A Stock rank prior, including all classes of the Common Stock, are at times collectively referred to herein as the "Junior Securities".)

            (b) Dividends. (i) The holders of the Series A Stock shall be entitled to receive, when and as declared by the Board of Directors, to the extent permitted under the Delaware General Corporation Law, dividends payable quarterly on the last day of January, April, July and October (each such day being a "dividend payment date"). Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective dividend payment date. Each of such quarterly dividends (whether payable in cash or in stock) shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the quarter in which such dividend may be payable as herein provided, except that with respect to the first quarterly dividend, such dividend shall accrue from the date of the issuance of the Series A Stock. The per annum dividend rate on outstanding shares shall be 12% ($1,080) per share; provided, however, dividend payments prior to December 31, 1999 may be made at the sole discretion of the Corporation in cash or by issuing additional shares of the Series A Stock at the rate of .12 of a share for each $1,080 of such dividend not paid in cash.

            (ii) All dividends paid with respect to shares of the Series A Stock pursuant to paragraph (b)(i) shall be paid pro rata to the holders entitled thereto.

            (iii) Each fractional share of the Series A Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of the Series A Stock pursuant to paragraph
(b)(i) hereof, and all of such dividends with respect tot such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), without interest, and shall be payable in the same manner and at such times as provided for in paragraph (b)(i) hereof with respect to dividends on each outstanding share of the Series A Stock.

            (iv) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of the Series A Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, specifi-cally prohibits such declaration, payment or setting apart for payment; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series A Stock at any time, whether permitted by any of such agreements or not.

            (v) If at any time the Corporation shall have failed to pay all dividends which have accrued on any outstanding shares of any other series of the Preferred Stock having cumulative dividend rights ranking prior to or on parity with the shares of the Series A Stock at the times such dividends are payable, no cash dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on shares of the Series A Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such other series of the Preferred Stock shall have been or be declared, paid or set apart for payment, without interest; provided, however, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of the Series A Stock and any outstanding shares of any other series of the Preferred Stock having cumulative dividend rights on parity with the shares of the Series A Stock, cash dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of the Series A Stock and shares of such other series of the Preferred Stock so that the amount of any cash dividends declared, paid or set apart for payment on shares of the Series A Stock and shares of such other series of the Preferred Stock shall in all cases bear to each other the same ration that, at the time of such declaration, payment or setting apart for payment, all accrued but unpaid cash dividends on shares of the Series A Stock and shares of such other series of the Preferred Stock bear to each other.

            Any dividend not paid pursuant to paragraph (b)(i) hereof or this paragraph (b)(v) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (b)(i) hereof.

            (vi) (A) Holders of shares of the Series A Stock shall be entitled to receive the dividends provided for in paragraph (b)(i) hereof in preference to any in priority over any dividends upon any of the Junior Securities.

            (B) So long as any shares of the Series A Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in stock to the holders of such stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities, or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid cash dividends on shares of the Series A Stock not paid on the dates provided for in paragraph (b)(i) hereof (including if not paid pursuant to the terms and conditions of paragraph (b)(i) or paragraph (b)(v) hereof) shall have been or be paid; provided, however, that nothing herein contained shall limit or restrict the Corporation from purchasing, redeeming or otherwise retiring any securities of the Corporation, including any Junior Securities and any warrants, rights, calls or options exercisable for any of the Junior Securities, issued to any individual who was or is an employee or officer of the Corporation or any of its subsidiaries if such purchase, redemption or other retirement is required or permitted pursuant to the Put/Call Agreement, dated as of April 14, 1989, between the Corporation and Delaware North Companies Incorporated.

            (vii) Subject to the foregoing provisions of this paragraph (b) and the provisions of paragraph (f), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and pay purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of the Series A Stock shall not be entitled to share therein.

            (c) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series A Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of the Series A Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of any other series of the Preferred Stock having liquidation rights ranking prior to the shares of the Series A Stock shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the series A Stock and any outstanding shares of any other series of the Preferred Stock having liquidation rights on parity with the shares of the Series A Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Series A Stock and the holders of outstanding shares of the Series A Stock and the holders of outstanding shares of such other series of the Preferred Stock are entitled were paid in full. The consolidation or merger of the Corporation with another entity shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and shall not give rise to any rights provided for in this paragraph
(c).

            (ii) The liquidation payment with respect to each fractional share of the Series A Stock outstanding or accrued but unpaid, shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Stock.

            (d) Redemption. (i) Optional. The Corporation may redeem the Series A Stock, at any time in whole or from time to time in part, at a redemption price of $9,000 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

            (ii) Acquired Shares. Shares of Series A Stock which have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired Series A Stock shall be reissued or sold as Series A Stock.

            (e) Procedure for Redemption or Exchange.

            (i) In the event the Corporation shall redeem or exchange shares of the Series A Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption or exchange date, to each holder of record of the shares to be redeemed or exchanged, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of the Series A Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

            (ii) Notice having been mailed as aforesaid, from and after the redemption date unless default shall be made by the Corporation in providing money for the payment of the redemption or exchange price of the shares called for redemption or exchange) dividends on the shares of the Series A Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation(except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption or exchange price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            (f) Voting Rights.

            (i) The holders of record of Series A Stock shall not be entitle to any voting rights except as hereinafter provided in this paragraph (f).

            (ii) So long as any shares of the Series A Stock are outstanding, the Corporation will not without the affirmative vote or consent at an annual or special meeting of shareholders of the holders:

            (A) of at least 66-2/3% of the outstanding shares of Series A Stock (excluding treasury shares and shares held be subsidiaries) voting as a separate class create any class or series of shares ranking prior to the Series A Stock either as to dividends or upon liquidation, or amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's Certificate of Incorporation to affect adversely the voting powers (except as such powers may be limited by the voting rights given to additional shares of any class), rights or preferences of the Series A Stock; or

            (B) of at least a majority of the outstanding classes of Series A Stock (excluding treasure shares and shares held by subsidiaries) voting as a separate class create any class or series of shares ranking on a parity with the Series A Stock either as to dividends or upon liquidation.

            FIFTH: The Corporation shall be governed in accordance with the following provisions:

            A. Number of Directors.

            The Board of Directors of the Corporation shall consists of two or more members.

            B. Vacancies.

            1. If the office of any director or directors becomes vacant by reason of the death, removal or resignation or any director, no action may be taken by the Board of Directors until such time as the Board is reconstituted with the appropriate number of directors.

            2. Any vacancy in the Board of Directors whether arising from death, resignation, disqualification, removal or other cause may, except as otherwise provided in the Stockholders' Agreement, dated as of April 14, 1989, by and among the Corporation and the persons named therein (the "Stockholders' Agreement"), a copy of which is on file with the Secretary of the Corporation, be filled by the affirmative vote of a majority of the remaining directors then in office, through less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a Special Meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

            C. Actions; Quorum and Voting.

            1. At all meetings of the Board of Directors a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            2. Actions requiring Board of Directors approval shall include actions requiring such approval pursuant to applicable law, and shall also include such other action as to which the Stockholders may agree, as would not otherwise require such approval:

                  (a) Any amendment to the certificate of incorporation or by-laws of the Corporation or any of its subsidiaries;

                  (b) The authorization or issuance of any shares of any class or series of capital stock, or any option, warrant or other security exercisable for or convertible into such shares, of the Corporation or any of its subsidiaries;

                  (c) Any merger or consolidation of the Corporation or any of its subsidiaries with any other person or entity;

                  (d) The liquidation, dissolution or winding up of the Corporation or any of its subsidiaries;

                  (e) The sale, conveyance, lease, transfer or other disposition by the Corporation or any of its subsidiaries of all or any part of its business or rights related thereto, property or other assets (including, without limitation, any receivables or other claims, or any stock or other securities of or receivables from any subsidiary) in one or a series of related transactions involving in excess of $250,000;

                  (f) The acquisition, by purchase or otherwise, by the Corporation or any of its subsidiaries of any business of another person, or any property, securities, rights or other assets (including, without limitation, the entering into of any lease, license agreement or similar arrangement with respect to any asset or property), in one or a series of related transactions involving in excess of $100,000;

                  (g) The creation, incurrence, assumption or guaranty by the Corporation or any of its subsidiaries of any indebtedness (for borrowed money or other-wise, including without limitation, any obligations owed for the deferred purchase price of property or services and any obligations in connection with financed leases);

                  (h) The creation, incurrence or assumption of any lien, mortgage, pledge, security interest, charge or encumbrance by the Corporation or any of its subsidiaries on or with respect to any property, stock or asset thereof or any income or profits thereon;

                  (i) The making by the Corporation or any of its subsidiaries of any investment in any corporation, partnership, joint venture or other person (including by way of direct or indirect acquisition of stock or other securities or any beneficial interest in, or any direct or indirect loan, advance or capital contribution to, any such entity or person), in one or a series of related transactions involving in excess of $100,000;

                  (j) The making by the Corporation or any of its subsidiaries of any loans or advances to, or guarantees or endorsements of, or the becoming by the Corporation or any of its subsidiaries otherwise contingently liable with respect to, any obligations of, any person other than the Corporation or a subsidiary thereof in one or a series of related transactions involving in excess of $100,000, other than such transactions in the ordinary course of business between the Corporation and its subsidiaries or affiliates, excluding transactions with affiliated persons of the Corporation that are stockholders;

                  (k) The making by the Corporation or any of its subsidiaries of expenditures, whether in cash or otherwise, with respect to any capital assets in one or a series of related transactions involving in excess of $100,000;

                  (l) The making or entering into by the Corporation or any of its subsidiaries of any contact, commitment or other obligation or transaction, or the engaging in any business or activity, which in each case differs in any material respect form the type thereof being made, entered into or engaged in as of the date hereof;

                  (m) The amendment, modification, restatement, extension or renewal of, or the making of any prepayments (other than any required prepayments) under any agreements evidencing indebtedness of the Corporation;

                  (n) The waiver by the Corporation or any of its subsidiaries of any material rights under any agreement, including the prepayment of any amounts due (other than required payments) under any obligation;

                  (o) The institution or other participation by the Corporation or any of its subsidiaries in any litigation, arbitration or other judicial or administrative proceeding, outside of the ordinary course of business in accordance with past practices;

                  (p) The establishment of any appointments to any committee of the Board of Directors and the election of directors of any subsidiary of the Corporation;

                  (q) The filing of a registration statement under the Securities Act of 1933, as amended, with respect to any public offering of the securities of the Corporation or any of its subsidiaries; and

                  (r) The making or entering into by the Corporation or any of its subsidiaries of any agreement, understanding or arrangement, or the alteration by the Corporation or any of its subsidiaries of any agreement, understanding or arrangement in effect as of the date hereof, with respect to any of the foregoing.

            D. Actions by Stockholders.

            None of the corporate actions set forth below may be undertaken without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock:

                  (a) the actions specified in Paragraph C.2(a) of this Article FIFTH; or

                  (b) the adoption, amendment or repeal by the stockholders of the By-laws of the Corporation.

            E. Amendment.

            This Article FIFTH may be amended or repealed only by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock.

            SIXTH: The Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-laws of the Corporation.

            SEVENTH: (a) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter by amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director.

            (b) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonable incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon deliver to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall be ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (ii) If a claim under subparagraph (b)(i) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the

Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            (iv) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            EIGHTH: The Corporation reserves the right at any time or from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and any other provisions authorized by the Laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH.

            NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

            TENTH: Restrictions with respect to transfers of shares of capital stock of the Corporation may be contained in the By-Laws of the Corporation and in any agreement among some or all of the stockholders of the Corporation.

            ELEVENTH: Preemptive rights to acquire shares of capital stock of the Corporation may be contained in the By-Laws of the Corporation and in any agreement among some or all of the stockholders of the Corporation.

            IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this 1st day of April, 1996.

                                          AP HOLDINGS, INC.


                                          By: /s/
                                              -----------------------------
                                                         President